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                                                                   EXHIBIT 10.01



                         COMMODITY FUTURES CUSTOMER AGREEMENT


    This Commodity Futures Customer Agreement ("Agreement"), dated as of ___________, 1997, between Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley Tangible Asset Fund L.P. (the "Customer"), and acknowledged and agreed to by Dean Witter Reynolds Inc. ("DWR"), shall govern the purchase and sale by Morgan Stanley of commodity futures contracts and options thereon (collectively, "Contracts") for the account and risk of Customer through one or more accounts carried by Morgan Stanley on behalf and in the name of Customer (collectively, the "Account").

    1.        APPLICABLE LAW.   The Account and all transactions and agreements
in respect of the Account shall be subject to all applicable Federal, state, exchange, clearinghouse and self-regulatory agency rules, regulations and interpretations and custom and usage of the trade. All such rules, regulations, interpretations, custom and usage are hereinafter collectively referred to as "Applicable Law."

    2.        CUSTOMER'S REPRESENTATIONS AND WARRANTIES.   Customer represents
and warrants that: (a) Customer has full right, power and authority to enter into this Agreement, and the person executing this Agreement on behalf of Customer is authorized to do so; (b) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms; (c) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Morgan Stanley; (d) transactions entered into pursuant to this Agreement will not violate any applicable law (including any Applicable Law) to which Customer is subject or any agreement to which Customer is subject or a party; and (e) all information provided by Customer in the Account Application preceding this Agreement (which Application and the information contained therein hereby is incorporated into this Agreement) is true and correct and Customer shall immediately (and in no event later than within one business day) notify Morgan Stanley of any change in such information.

    3.   PAYMENT & INTEREST OBLIGATIONS.

         (a)  BROKERAGE FEE.   Customer will pay to Morgan Stanley upon demand
    (a) a monthly flat-rate fee of 1/12 of 3.65% of Customer's Net Assets (an 3.65% annual rate) as of the first day of each month; (b) any tax imposed on such transactions by any competent taxing authority; (c) the amount of any trading losses in the Account; (d) any debit balance or deficiency in the Account; (e) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by Morgan Stanley, together with costs and reasonable attorneys' fees incurred in collecting any such debit balance or deficiency; and (f) any other amounts owed by Customer to Morgan Stanley with respect to the Account or any transactions therein. Morgan Stanley will pay, from the brokerage fees received by it, all costs of executing trades by Customer, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" or transfer fees, any costs associated with taking delivery on Contracts.

         (b)  PAYMENT TO DWR.   In connection with the sale to investors by DWR
    of units of limited partnership interest ("Units") in Customer and the obligation of DWR and its employees to provide certain continuing services to those investors, Morgan Stanley shall pay to DWR each month, from the brokerage fee that Morgan Stanley receives from Customer, an amount equal to 1/4 of 1% (a 3.0% annual rate) of Customer's Net Assets as of the first day of each month.


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         (c)  PAYMENT OF INTEREST.   Morgan Stanley will credit Customer at
    each month-end with interest income as if 80% of Customer's average daily Net Assets for the month were invested at a rate based on U. S. Treasury Bills. All of such funds will be available for margin for Customer's trading. For the purpose of such interest payments, Net Assets do not include monies due to Customer on or with respect to Contracts but not actually received by it from banks, brokers or dealers. Customer's funds will either be invested together with other Customer segregated funds or will be held in non-interest-bearing bank accounts. In either case, Customer will be credited with interest at the most recent 3-month U.S. Treasury Bill auction rate as of the first closing for the sale of Units and as of every 13 weeks thereafter (as if 80% of Customer's assets were invested in U.S. Treasury Bills at such rate); Morgan Stanley will retain and pay to DWR any interest earned in excess of the interest paid to Customer. To the extent that the assets of Customer are held in non-interest-bearing bank accounts, Morgan Stanley, DWR or their affiliates will benefit from compensating balance treatment in connection with Morgan Stanley's designation of a bank or banks in which Customer's assets are deposited, I.E., Morgan Stanley, DWR or their affiliates will receive favorable loan rates from such bank or banks by reason of such deposits.
    To the extent that such benefits to Morgan Stanley, DWR or their affiliates exceed the interest Morgan Stanley is obligated to credit to Customer, they will not be shared with Customer, but will be retained by Morgan Stanley, DWR or their affiliates and shared among them as they shall agree from time to time. Ownership of the right by Customer to receive interest on Customer's assets pursuant to this paragraph shall be reflected and maintained, and may be transferred only, on the books and records of Morgan Stanley. Any purported transfer of such ownership shall not be effective or recognized until such transfer shall have been recorded on the books and records of Morgan Stanley.

         (d)  CAPS ON BROKERAGE AND INTEREST.   Notwithstanding the foregoing,
    the aggregate of (i) brokerage fees payable by Customer, and (ii) the net excess interest and compensating balance benefits to Morgan Stanley, DWR or their affiliates (after crediting Customer with interest as described above) cannot exceed 14% annually of Customer's average month-end Net Assets during each calendar year; provided, however, that Morgan Stanley will not be responsible for monitoring such limitation.

         (e) In connection with DWR's receipt of any fees, interest or other payments as required above, DWR represents and warrants that such payments will not violate any Applicable Law to which DWR is subject or any agreement to which DWR is subject or a party. Morgan Stanley will not be responsible for any errors or omissions in the calculation of the above referenced fees, interest and other payment resulting from inaccurate information or data provided to it by Customer, DWR, or any of their respective officers, employees or agents for use in making such calculations.

         (f)  DEFINITION OF CUSTOMER'S "NET ASSETS."   As used in this Section
    3, Customer's "Net Assets" shall be determined in accordance with Section 7(d)(1) of Customer's Limited Partnership Agreement.

    4.   CUSTOMER'S EVENTS OF DEFAULT; MORGAN STANLEY'S REMEDIES.

         (a)  EVENTS OF DEFAULT.   As used herein, each of the following shall
    be deemed an "Event of Default": (i) the commencement of a case under any Federal or state bankruptcy,

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    insolvency or reorganization law, or the filing of a petition for the appointment of a receiver by or against Customer, an assignment made by Customer for the benefit of creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by Customer of its usual business or any material portion thereof; (ii) the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account; (iii) the failure by Customer to deposit or maintain margins, to pay required premiums, or to make payments required by Section 3 hereof; and (iv) the failure by Customer to perform, in any material respect, its obligations hereunder.

         (b)  REMEDIES.   Upon the occurrence of an Event of Default or in the
    event Morgan Stanley, in its sole and absolute discretion, considers it necessary for its protection, Morgan Stanley shall have the right, in addition to any other remedy available to Morgan Stanley at law or in equity, and in addition to any other action Morgan Stanley may deem appropriate under the circumstances, to liquidate any or all open Contracts held in or for the Account, sell any or all of the securities or other property of Customer held by Morgan Stanley, and to apply the proceeds thereof to any amounts owed by Customer to Morgan Stanley, borrow or buy any options, securities, Contracts or other property for the Account, and cancel any unfilled orders for the purchase or sale of Contracts for the Account, or take such other or further actions which Morgan Stanley, in its reasonable discretion, deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement. Any such action may be made at the discretion of Morgan Stanley in any commercially reasonable manner. In the event Morgan Stanley's position would not be jeopardized thereby, Morgan Stanley will make reasonable efforts under the circumstances to notify Customer prior to taking any such action. A prior demand or margin call of any kind from Morgan Stanley or prior notice from Morgan Stanley shall not be considered a waiver of Morgan Stanley's right to take any action without notice or demand. In the event Morgan Stanley exercises any remedies available to it under this Agreement, Customer shall reimburse, compensate and indemnify Morgan Stanley for any and all costs, losses, penalties, fines, taxes and damages that Morgan Stanley may incur, including reasonable attorneys' fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.

    5.   STANDARD OF LIABILITY AND INDEMNITY.

         (a)  STANDARD OF LIABILITY.   Morgan Stanley and its affiliates (as
    defined below) shall not be liable to Customer, the limited partners of Customer ("Limited Partners"), or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by Morgan Stanley on behalf of Customer which Morgan Stanley determines, in good faith, to be in the best interests of Customer, unless such act, omission, conduct, or activity by Morgan Stanley or its affiliates constituted misconduct or negligence. Without limiting the foregoing, Morgan Stanley shall have no responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by an contract market, clearing house, clearing firm or other third party (including floor brokers and banks) to Morgan Stanley of its obligations in respect of any Contract or other property of Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of Morgan Stanley whether or not made or given at the request of Customer;
    (iii) as a result of Morgan Stanley's reliance on any instructions, notices and communications that it believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of Morgan Stanley's obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of Morgan

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    Stanley including, but not limited to, the unscheduled closure of an exchange or contract market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems (including, without limitation, GLOBEX, ACCESS, or other electronic trading systems, facilities or services), it being understood that Morgan Stanley shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom;
    (v) as a result of any action taken by Morgan Stanley or its floor brokers to comply with Applicable Law; or (vi) for any acts or omissions of those neither employed nor supervised by Morgan Stanley. In no event will Morgan Stanley be liable to Customer for consequential, incidental or special damages hereunder.

         (b)  INDEMNIFICATION BY CUSTOMER.   Customer shall indemnify, defend
    and hold harmless Morgan Stanley and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, conduct, or activity undertaken by Morgan Stanley on behalf of Customer, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner (or assignee thereof); PROVIDED that (i) Morgan Stanley has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of Customer, and (ii) the act, omission, conduct or activity that was the basis for such loss, liability, damage, cost or expense was not the result of misconduct or negligence. Notwithstanding the foregoing, no indemnification of Morgan Stanley or its affiliates by Customer shall be permitted for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, PROVIDED, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of Customer to which Morgan Stanley or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Delaware Revised Uniform Limited Partnership Act, as amended, and this
    Section 5. The Customer shall make advances to Morgan Stanley or its affiliates hereunder only if: (i) the demand, claim, lawsuit or legal action relates to the performance of duties or services by such persons to Customer; (ii) such demand, claim, lawsuit or legal action is not initiated by a Limited Partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

         (c)  INDEMNIFICATION BY MORGAN STANLEY.   Morgan Stanley shall
    indemnify, defend and hold harmless Customer and its successors or assigns from and against any losses, liabilities, damages, costs and expenses (including in connection with the defense or settlement of claims; PROVIDED Morgan Stanley has approved such settlement) incurred as a direct result of the activities of Morgan Stanley or its affiliates, PROVIDED that the act, omission, conduct, or

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    activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence.

         (d)  LIMITATION ON INDEMNITIES.   The indemnities provided in this
    Section 5 by Customer to Morgan Stanley and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any agreement of Morgan Stanley contained in this Agreement to the extent caused by such event. Likewise, the indemnities provided in this Section 5 by Morgan Stanley to Customer and any of its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any representation, warranty or agreement of Customer contained in this Agreement to the extent caused by such event.

         (e)  DEFINITION OF "AFFILIATE."   As used in this Section 5, the term
    "affiliate" of Morgan Stanley shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of Morgan Stanley; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by Morgan Stanley; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, Morgan Stanley; or (iv) any officer or director of Morgan Stanley. Notwithstanding the foregoing, "affiliates" for purposes of this Section 5 shall include only those persons acting on behalf of Morgan Stanley and performing services for Customer within the scope of the authority of Morgan Stanley, as set forth in this Agreement.

    6.   GENERAL AGREEMENTS.   The parties agree that:

         (a)  MORGAN STANLEY'S RESPONSIBILITY.   Morgan Stanley is not acting
    as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. Morgan Stanley shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

         (b)  ADVICE.   All advice communicated by Morgan Stanley with respect
    to any Account opened by Customer hereunder is incidental to the conduct of Morgan Stanley's business as a futures commission merchant and such advice will not serve as the primary basis for any decision made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of Morgan Stanley in making any such decision. Customer acknowledges that Morgan Stanley and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other Customers concerning, contracts that are the subject of advice from Morgan Stanley to Customer. The positions and advice of Morgan Stanley and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, Morgan Stanley to Customer.

         (c)  RECORDING.   Morgan Stanley, in its sole and absolute discretion,
    may record, on tape or otherwise, any telephone conversation between Morgan Stanley and Customer involving

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    their respective officers, agents and employees, and Customer hereby agrees and consents thereto.

    (d)  ACCEPTANCE OF ORDERS; POSITION LIMITS.

         (i) Morgan Stanley shall have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether such refusal or limitation is required by, or based on position limits imposed under, Applicable Law. Morgan Stanley shall immediately notify Customer of its rejection of any order. Unless specified by Customer, Morgan Stanley may designate the exchange or other markets (including, without limitation, GLOBEX or ACCESS) on which it will attempt to execute orders.

         (ii) Customer shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant contract market or clearinghouse, and shall provide Morgan Stanley with a copy of such applications or reports and such other information as Morgan Stanley may reasonably request in connection therewith.

    (e) ORIGINAL AND VARIATION MARGIN; PREMIUMS; OTHER CONTRACT OBLIGATIONS. Customer shall make, or cause to be made, all applicable original margin, intra-day margin and premium payments, and perform all other obligations attendant to transactions or positions in such Contracts, as may be required by Applicable Law or by Morgan Stanley. Requests for margin deposits and/or premium payments may, at Morgan Stanley's election, be communicated to Customer orally, telephonically or in writing. Customer margin deposits and/or premium payments shall be made by wire transfer to Morgan Stanley's Customer Segregated Account and shall be in U.S. dollars unless Morgan Stanley specifically requests otherwise.

    (f) SECURITY INTEREST AND RIGHTS RESPECTING COLLATERAL. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer whatsoever (collectively, the "Collateral") at any time held by Morgan Stanley or its affiliates, or carried by others for the Account, hereby are pledged to Morgan Stanley and shall be subject to a general lien and security interest in Morgan Stanley's favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to Morgan Stanley (collectively, the "Customer's Liabilities"). Customer hereby grants Morgan Stanley the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom, except to the extent set forth in Section 3 hereof. The rights of Morgan Stanley set forth above shall be qualified by any applicable requirements for segregation of Customers' property under Applicable Law.


    (g)  REPORTS AND OBJECTIONS.   All confirmations, purchase and sale
notices, correction notices and account statements (collectively, "Statements") shall be submitted to Customer and shall be conclusive and binding on Customer unless Customer notifies Morgan Stanley of any objection thereto prior to the opening of trading on the contract market on which

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such transaction occurred on the business day following the day on which
Customer receives such Statement; PROVIDED that, with respect to monthly Statements, Customer may notify Morgan Stanley of any objection thereto within five business days after receipt of such monthly Statement, provided the objection could not have been raised at the time any prior Statement was received by Customer as provided for above. Any such notice of objection, if given orally to Morgan Stanley, shall immediately (and no later than within one business day) be confirmed in writing by Customer.

    (h)  DELIVERY PROCEDURES; OPTIONS ALLOCATION PROCEDURE.

         (i) Customer will provide Morgan Stanley with instructions either to liquidate Contracts previously established by Customer, make or take delivery under any such Contracts, or exercise options entered into by Customer, within such time limits as may be specified by Morgan Stanley. Morgan Stanley shall have no responsibility to take any action on behalf of Customer or positions in the Account unless and until Morgan Stanley receives oral or written instructions reasonably acceptable to Morgan Stanley indicating the action Morgan Stanley is to take. Funds sufficient to take delivery pursuant to such Contract or deliverable grade commodities to make delivery pursuant to such Contract must be delivered to Morgan Stanley at such time as Morgan Stanley may require in connection with any delivery.

         (ii) Short option Contracts may be subject to exercise at any time. Exercise notices received by Morgan Stanley from the applicable contract market with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices. In the event of any allocation to Customer, unless Morgan Stanley has previously received instructions from Customer, Morgan Stanley's sole responsibility shall be to use its best efforts to notify Customer of such allocation.

         (iii) If Customer fails to comply with any of the foregoing obligations, Morgan Stanley may, in its sole and absolute discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, in such manner and on such terms as Morgan Stanley, in its sole and absolute discretion, deems necessary or appropriate, and Customer shall indemnify and hold Morgan Stanley harmless as a result of any action taken or not taken by Morgan Stanley in connection therewith or pursuant to Customer's instructions.

    (i)  FINANCIAL AND OTHER INFORMATION.   Customer shall provide to Morgan
Stanley such financial information regarding Customer as Morgan Stanley may from time to time reasonably request. Customer shall notify Morgan Stanley immediately (and no later than within one business day) if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to Morgan Stanley. An investigation may be conducted pertaining to Customer's credit standing and business.

    (j)  CURRENCY EXCHANGE RISK.   Customer shall bear all risk and cost in
respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto.

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    7.   TERMINATION.   This Agreement may be terminated at any time by
Customer or Morgan Stanley upon ten (10) days' prior written notice to the other. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all of Customer's Liabilities, Morgan Stanley shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate.

    8.   MISCELLANEOUS.

         (a)  SEVERABILITY.   If any provision of this Agreement is, or at any
    time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

         (b) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their successors. Morgan Stanley shall have the right to transfer or assign this Agreement (and thereby the Account) to any successor entity or to another properly registered futures commission merchant only upon obtaining the prior consent of Customer.

         (c)  ENTIRE AGREEMENT.   This Agreement contains the entire agreement
    between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification, or amendment is signed by the party against whom such waiver, alteration, modification, or amendment is to be enforced.

         (d)  CURRENCY DENOMINATION.   Unless another currency is designated in
    the confirmations reporting transactions entered into by Customer, all margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars, and margin requirements, debits or credits expressed in another currency shall be converted into United States dollars at a rate of exchange determined by Morgan Stanley, in its sole and absolute discretion, on the basis of the then prevailing money market rates of exchange for such foreign currency.

         (e) INSTRUCTIONS, NOTICES OR COMMUNICATIONS. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

              (i)  if to Morgan Stanley:

                   Morgan Stanley & Co. Incorporated
                   One Pierrepont Plaza, 8th Floor
                   Brooklyn, New York  11201

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                   Attention:  Commodity Operations Manager

              (ii) if to Customer, at the address as indicated on the Commodity
                   Account Application.

    (f) RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.


    (g)  NO WAIVER.   No failure on the part of Morgan Stanley to exercise, and
no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by Morgan Stanley of any right preclude any other or future exercise thereof or the exercise of any other partial right.

    (h)  GOVERNING LAW.   THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT
AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

    (i)  CONSENT TO JURISDICTION.   ANY LITIGATION BETWEEN MORGAN STANLEY AND
CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.
CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF MORGAN STANLEY, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ARBITRATION, ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

    (j)       WAIVER OF JURY TRIAL.   Customer hereby waives a trial by jury in
any action arising out of or relating to this Agreement or any transaction in connection therewith.

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    (k)       AGREEMENT NON-EXCLUSIVE.   Morgan Stanley shall be free to render
services of the nature to be rendered to Customer hereunder to other persons or entities in addition to Customer, and the parties acknowledge that Morgan Stanley may render such services to additional entities similar in nature to Customer. It is expressly understood and agreed that this Agreement is non-exclusive and that Customer has no obligation to execute any or all of its trades for futures interests through Morgan Stanley. The parties acknowledge that Customer may execute and clear trades for futures interests through such other broker or brokers as Customer may direct from time to time. Customer's utilization of one or more additional commodity brokers shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of Customer and Morgan Stanley.

    (l)       CUSTOMER ACKNOWLEDGMENTS.

         (i) CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH (PLEASE INITIAL):

              /  /      RISK DISCLOSURE STATEMENT
                        FOR FUTURES OPTIONS

                        (Appendix A to CFTC Rule 1.55(c) transcribed in full on pages 1-3 of Booklet 2 -- Risk Disclosure Statements)

    IF CUSTOMER HAS INDICATED ON THE COMMODITY FUTURES ACCOUNT APPLICATION THAT ORDERS PLACED FOR THE ACCOUNT REPRESENT BONA FIDE HEDGING TRANSACTIONS, PLEASE COMPLETE THE FOLLOWING. You should note that CFTC Regulation Section 190.06 permits you to specify whether, in the unlikely event of Morgan Stanley's bankruptcy, you prefer the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Customer hereby elects as follows: (PLEASE INITIAL):

              /  /   LIQUIDATE         /  /   NOT LIQUIDATE

    IF NEITHER ALTERNATIVE IS INITIAL, CUSTOMER WILL BE DEEMED TO HAVE ELECTED TO HAVE ALL POSITIONS LIQUIDATED. THIS ELECTION MAY BE CHANGED AT ANY TIME BY WRITTEN NOTICE.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

                         MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                         By:  Demeter Management Corporation, General
                         Partner

                         By:_______________________________________
                              Mark J. Hawley, President

                         MORGAN STANLEY & CO. INCORPORATED

                         By:_______________________________________
                              Name:
                              Title:



Acknowledged and Agreed
(as to Section 3(b), (c) and (d))

DEAN WITTER REYNOLDS INC.

By: __________________________
    Mark J. Hawley
    Executive Vice President

REMINDER: PLEASE BE SURE TO INITIAL THE APPROPRIATE BOXES IN SECTIONS 8(K) (I) AND (II) ABOVE.




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